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Exhibit 99.1
CROWLEY
PRESS RELEASE

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Contact:  Mark Miller                          Jenifer Kimble
Director, Corporate Communications             Sr. Specialist, Corporate Communications
Crowley Maritime Corp.                         Crowley Maritime Corp.
Tel: (904) 727-4295                            Tel: (904) 727-2513
miller@crowley.com                             jenifer.kimble@crowley.com
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                              For Immediate Release

                CROWLEY TO BUILD FOUR MORE 185,000 - BARREL ATBs

(JACKSONVILLE, Fla.; August 26, 2005) - Crowley's Vessel Management Services subsidiary has signed a contract with VT Halter Marine Inc. to build another four articulated tug-barge (ATB), 185,000-barrel tank vessels. The new contract, which includes owner-furnished equipment, is valued at $190 million. Total construction time for all four vessels is 36 months.
        ATBs will be delivered to and put into service by Crowley's newly formed Petroleum Services segment as they are completed. Two similar 185,000-barrel ATBs are already under construction for Crowley at VT Halter's facilities in Mississippi and are scheduled for delivery to Crowley in the first and third quarters of 2006. They will join four 155,000-barrel ATBs already in service on the U.S. West Coast. By 2008, Crowley will have 10 ATBs serving customers in the U.S. coastwise petroleum trades.
        The ATB currently under construction and scheduled for delivery in the first quarter has already been chartered to ConocoPhillips under a three-year agreement reached earlier this year.
        "This is yet another example of our commitment to invest in new equipment and technology to meet the current and future needs of our customers," said Tom Crowley Jr., company chairman, president and CEO. "We are bringing the best available technology to our customers who understand and appreciate safety and operational excellence. These new vessels will provide reliability, cargo flexibility and environmental protection."
        An ATB has an articulated, or hinged, connection system between the tug and barge, which allows movement in one axis or plane in the critical area of fore and aft pitch. The four tugs being built under the new contract will be interchangeable with all vessels in the Company's ATB fleet. The 185,000-barrel barges will be substantially identical to those currently under construction.
        The new ATBs feature the latest systems technology and double-hull construction for maximum safety and reliability. Not only does the unit have the capability of transporting refined products, but it can also carry heated cargoes and easy chemicals, which require special arrangements of vents, stripping systems, pump components and tank coatings not required of product carriers.
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        All of Crowley's ATBs are built under the ABS SafeHull program for environmental protection. This program puts the vessel design through an exhaustive review to identify structural loads and strengthen the vessel structure. The 650-Class barges will be 27,000 deadweight tons, 587 feet in length, 74 feet in breadth and 40 feet in depth. The fully loaded draft will be 30 feet.
        There is an electric cargo pump in each of the 14 cargo tanks to assure maximum cargo integrity and segregation flexibility; two anchor windlasses and associated equipment to enable the vessel to accommodate offshore mooring operations, and a vacuum system with three retention tanks to easily handle cargo changes. There is also a dual mode inert gas system and vapor collection system for maximum safety. A layer of inert gas covers products in the tanks to make the atmosphere too lean for combustion. An enhanced mooring system features 1,000-foot Spectra-type lines on split drums with a high-speed recovery rate of 100 feet per minute.
        The tugs meet all SOLAS (Safety of Life at Sea) and ABS criteria, and have a foam capable fire monitor; twin fuel-efficient diesel engines; a noise reduction package and other upgrades to increase crew comfort. The communication and navigation equipment is among the most technologically advanced in the industry today.
        Vessel Management Services, which is part of Crowley's corporate services segment, provides technical project support services involving naval architecture and marine engineering, contracting, on-site representation for ship, tug and barge construction and ownership of new vessels for the parent company.
        Oakland-based Crowley Maritime Corporation, founded in 1892, is primarily a family and employee-owned company that provides diversified transportation and logistics services in domestic and international markets by means of three operating lines of business: Liner Services; Petroleum Services; and Marine Services. Other services provided within these business lines include logistics; contract towing and transportation; ship assist and escort; energy support; salvage and emergency response; vessel management; and petroleum and chemical transportation, distribution and sales. Additional information about Crowley its subsidiaries and its business units may be found on the Internet at www.crowley.com.

SAFE HARBOR STATEMENT UNDER THE PRIVATE LITIGATION SECURITIES LITIGATION REFORM ACT OF 1995:

        Certain statements in this press release constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words or phrases "can be," "expects," "may affect," "anticipates," "may depend," "believes," "estimates," "plans," "projects" and similar words and phrases are intended to identify such forward-looking statements. These forward-looking statements are subject to various known and unknown risks and uncertainties and the Company cautions that any forward-looking information provided by or on behalf of the Company is not a guarantee of future results, performance or achievements. Actual results could differ materially from those anticipated in these forward-looking statements due to a number of factors, some of which are beyond the Company's control.
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        In addition to those risks discussed public filings, press releases and statements by the Company's management, factors that may cause the Company's actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied in such forward looking statements include: (i) changes in worldwide demand for chemicals, petroleum products and other cargo shipped by the Company's customers; (ii) the cyclical nature of the shipping markets in which the Company's Liner Services segment operates; (iii) changes in domestic and foreign economic, political, military and market conditions; (iv) the effect of, and the costs of complying with, federal, state and foreign laws and regulations; (v) the impact of recent and future acquisitions and joint ventures by the Company on its business and financial condition; (vi) fluctuations in fuel prices; (vii) the Company's ongoing need to be timely in replacing or rebuilding certain of its tankers and barges currently used to carry petroleum products; (viii) competition for the Company's services in the various markets in which it operates; (ix) risks affecting the Company's ability to operate its vessels or carry out scheduled voyages, such as catastrophic marine disaster, adverse weather and sea conditions, and oil, chemical and other hazardous substance spills; (x) the effect of pending asbestos or other toxic tort related litigation and related investigations and proceedings; (xi) the state of relations between the Company and its unionized work force as well as the effects of possible strikes or other related job actions; (xii) risks associated with the construction of articulated tug-barge units; and (xiii) risks associated with the Company's foreign operations.

All such forward-looking statements are current only as of the date on which such statements were made. The Company does not undertake any obligation to update publicly any forward-looking statement to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.

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